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EXHIBIT 10.1

EARTHLINK, INC.
(FORM OF) INDEMNIFICATION
AGREEMENT

        THIS AGREEMENT (this "Agreement") is entered into as of August 14, 2002 between EarthLink, Inc., a Delaware corporation (the "Company"), and                         ("Indemnitee").

        WHEREAS, Indemnitee, being either the Chief Executive Officer or Chief Financial Officer of the Company, is required to make certain certifications under oath with respect to the Company's 10-K Annual Report for 2001 and all 10-Q Quarterly Reports, 8-K Current Reports and definitive proxy materials filed after the 10-K Annual Report for 2001 (the "Certification") by reason of the Securities and Exchange Commission order number 4-460; and

        WHEREAS, the Board of Directors (a) recognizes that the Chief Executive Officer and Chief Financial Officer will execute the Certification in performance of their services to the Company and (b) is of the opinion that such officers should be afforded the same indemnification rights with respect to such action as they are currently afforded in connection with every other action they undertake on behalf of the Company in their capacity as officers.

        NOW, THEREFORE, in consideration of Indemnitee's service as an officer of the Company, the parties agree as follows:

1.    Indemnity of Indemnitee.

        The Company hereby agrees to hold harmless and indemnify Indemnitee from and against any expenses, costs, judgments, settlements, penalties, fines and other amounts, and shall advance expenses to Indemnitee in connection therewith, to the fullest extent authorized or permitted by the provisions of the Delaware General Corporation Law, as such may be amended from time to time, and the Company's Amended and Restated Certificate of Incorporation and Bylaws, by reason of any matter arising from or related to Indemnitee's execution of the Certification, to the same extent as Indemnitee is indemnified in connection with every other action Indemnitee undertakes on behalf of the Company in Indemnitee's capacity as an officer of the Company.

2.    Miscellaneous.

        (a) Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unenforceable for any reason, the enforceability of the remaining provisions (including without limitation, each portion of Section 1 containing any such provision held to be unenforceable, that is not itself unenforceable) shall not in any way be affected thereby and shall remain enforceable to the fullest extent permitted by law.

        (b) Modification and Waiver. No modification or termination of this Agreement shall be binding unless executed in writing by the parties. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall such waiver constitute a continuing waiver.

        (c) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

        (d) Non-Exclusivity. The rights of indemnification provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, any agreement, a vote of stockholders, a resolution of directors or otherwise. No modification or termination of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted prior to such modification or termination.

        (e) Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer of the Company and thereafter so long as Indemnitee shall be subject to any action or proceeding by reason of any matter arising from or related to Indemnitee's execution of the Certification, whether or not Indemnitee is acting or serving as an officer of the Company at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

COMPANY	INDEMNITEE
By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

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  EXHIBIT 10.1
EARTHLINK, INC. (FORM OF) INDEMNIFICATION AGREEMENT